Exhibit 10.5
Loan No. 68890396
CONTINUING GUARANTY
     This Continuing Guaranty (this “Guaranty”) dated as of June 22, 2010, is made by Stephen C. Kircher, trustee of the Kircher Family Irrevocable Trust (“Guarantor”), in favor of Umpqua Bank, an Oregon corporation (“Lender”).
RECITALS
     A. Solar Tax Partners 1, LLC, a California limited liability company (“Borrower”), has applied to Lender for a loan of Nine Million Nine Hundred Fifty Thousand and 00/100 Dollars ($9,950,000.00) (“Loan”), subject to the terms and conditions of that certain Loan Agreement (“Loan Agreement”) dated as of the same date as this Guaranty.
     B. The Loan will be evidenced by that certain Promissory Note dated as of the same date as this Guaranty executed by Borrower in favor of Lender in the principal amount of Nine Million Nine Hundred Fifty Thousand and 00/100 Dollars ($9,950,000.00) (“Note”).
     C. The Note will be secured by, among other security, the Security Documents (as defined in the Loan Agreement), including but not limited to the Easement Deed of Trust, Assignment of Rents and Agreements, Security Agreement and Fixture Filing dated as of the same date as this Guaranty (“Deed of Trust”) executed by Borrower in favor of Lender covering the real property described in the Deed of Trust (“Property”).
     D. As a condition to making the Loan, Lender has required that Borrower execute and deliver an Unsecured Environmental Indemnity of Borrower (the “Environmental Indemnity”).
     E. The Guarantor will derive substantial and direct benefit from Lender’s making the Loan.
     F. As a condition to making the Loan, Lender has required that Guarantor execute and deliver this Guaranty.
     Now, therefore, in order to induce Lender to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor hereby agrees as follows:
     1. Guaranty.
     Guarantor absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration, or otherwise, of all indebtedness and obligations of Borrower now or later existing under the Note, the Deed of Trust, the other Security Documents, Loan Agreement and the other Loan Documents (defined in the Loan Agreement) and the Environmental Indemnity, whether for principal, interest, fees, expenses, or otherwise including, without limitation, all real property taxes and assessments affecting the Property, all costs and expenses, including insurance premiums, of maintaining in full force all policies of insurance required pursuant to the Deed of Trust, all costs and expenses, including repair and maintenance costs, required in order to maintain the Property in the condition required under the Deed of Trust and all indebtedness and obligations incurred by Borrower under the indemnity provisions of the Environmental Indemnity. The terms “indebtedness” and “obligations” are used in their most comprehensive sense and include all debts, obligations, and liabilities of Borrower incurred or created, with or without notice to Guarantor, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether Borrower is liable individually or jointly with others, and whether recovery on any indebtedness or obligations is now or later becomes barred by any statute of limitations or is or later becomes otherwise unenforceable, or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Borrower,
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and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty shall hereinafter be collectively referred to as the “Obligations.”
          Notwithstanding the foregoing, the liability of Guarantor under this Guaranty shall initially be limited to the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) subject to reduction as follows:
          (a) Between the Closing and the end of the Fourth Loan Year, for each Loan Year in which a Debt Service Coverage Ratio of not less than 1.20:1.00 is achieved, the maximum principal amount of the Guarantor’s liability under this Guaranty shall be reduced by Two Hundred Seventy-Five Thousand and 00/100 Dollars ($275,000.00), effective on the first day of the following Loan Year; provided, however, that in no event shall the maximum principal amount of the Guarantor’s liability under this Guaranty during the Fifth Loan Year be less than Five Hundred Thousand and 00/100 Dollars ($500,000.00).
          (b) If (1) Borrower has achieved a Debt Service Coverage Ratio of not less than 1.20:1.00 as of the end of each of the Fourth Loan Year and the Fifth Loan Year, or if Borrower achieves a Debt Service Coverage Ratio of not less than 1.20:1.00 as of the end of each of two subsequent and consecutive Loan Years beginning with the Sixth Loan Year, and (2) at that time the Debt Service Reserve Account is fully funded in the amount of $700,000, or more, then the Lender will release the Kircher Trust from further liability under this Guaranty.
     2. Guaranty Absolute
     (a) Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or later in effect in any jurisdiction affecting any of the terms or the rights of Lender with respect to that. The liability of Guarantor under this Guaranty will be irrevocable, absolute and unconditional irrespective of:
     (i) any lack of validity or enforceability of any of the Loan Documents (or any other agreement or instrument relating to the Loan Documents) or any of the Obligations against Borrower, Guarantor, or any other guarantor;
     (ii) any change in the time, manner, or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Loan Documents or any Obligation, including, without limitation, changes in the terms of disbursement of the Loan proceeds or repayment, modifications, extensions (including extensions beyond and after the original term), or renewals of payment dates, changes in interest rate, the cancellation or surrender of any Loan Document or the advancement of additional funds by Lender in its discretion, or the assignment of any Loan Document;
     (iii) any exchange, release, or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for any of the Obligations; or
     (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Obligations of Guarantor under this Guaranty.
     (b) Regardless of any termination of this Guaranty or the cancellation of the Note or any other agreement evidencing the Obligations, if at any time any payment of any of the Obligations (from any source) is rescinded, repaid, or must otherwise be returned by Lender due to the insolvency, bankruptcy, or reorganization of Borrower or Guarantor, or for any other circumstance, this Guaranty will continue to be effective or be reinstated, as the case may be, as though that payment had not been made.
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     3. Guaranty Independent; Waivers
     (a) Guarantor agrees that:
     (i) the obligations under this Guaranty are joint and several and are independent of and in addition to the undertakings of Borrower pursuant to the Loan Documents, any evidence of indebtedness issued in connection with the Loan, any deed of trust or security agreement given to secure the Loan, any other guaranties given in connection with the Loan, and any other obligations of Guarantor to Lender, subject to the maximum amount of Guarantor’s liability under this Guaranty and the reduction of such principal amounts as set forth in Section 1 above;
     (ii) a separate action may be brought to enforce the provisions of this Guaranty whether Borrower is a party in any action or not;
     (iii) Lender may at any time, or from time to time, in its sole discretion:
     (A) extend or change the time of payment or performance or the manner, place, or terms of payment or performance of any of the Obligations;
     (B) exchange, release, or surrender any of the collateral security, or any part of it, by whomever deposited, which is now or may later be held by Lender in connection with any of the Obligations;
     (C) sell or purchase any of the collateral at public or private sale, or at any broker’s board, in the manner permitted by law, and after all costs and expenses of every kind for collection, sale, or delivery, the net proceeds of any sale may be applied by Lender on any of the Obligations; and
     (D) settle or compromise with Borrower, or any other person liable, any of the Obligations, or subordinate the payment of it, or any part of it, to the payment of any other debts or claims, that may at any time be due or owing to Lender or any other person or entity;
     (iv) Lender will be under no obligation to marshal any assets in favor of Borrower or Guarantor or in payment of any of the Obligations; and
     (v) the Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Lender’s exercise or enforcement of any remedy it may have against the Borrower or any other person, or against any collateral for the Loan or other security for any Obligations.
     (b) Guarantor waives:
     (i) presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance, and any other notice with respect to any of the Obligations and this Guaranty, and promptness in commencing suit against any party, or in giving any notice to or making any claim or demand on Guarantor;
     (ii) any right to require Lender to proceed against Borrower or any other guarantor, proceed against or exhaust any security held from Borrower or any other guarantor, or pursue any remedy in Lender’s power;
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     (iii) any defense based on any legal disability or other defense of Borrower, any other guarantor, or other person or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note and the performance of the other Obligations;
     (iv) any defense based on any lack of authority of the officers, directors, partners, or agents purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;
     (v) to the fullest extent permitted by law, all rights and benefits under Civil Code § 2809 purporting to reduce a guarantor’s obligations in proportion to the principal obligation;
     (vi) any defense based on the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor, or based on Lender’s acts or omissions in administration of the Loan;
     (vii) any defense it may acquire by reason of Lender’s election of any remedy against it or Borrower or both, including, without limitation, election by Lender to exercise its rights under the power of sale in the Deed of Trust and the consequent loss by Guarantor of the right to recover any deficiency from Borrower;
     (viii) any defense based on Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Obligations or on Lender’s failure to disclose any information with respect to the Obligations, the collateral for the Loan or other Security for any or all Obligations, the existence or nonexistence of any other guarantees of all or any part of the Obligations, any action or inaction on the part of the Lender or any other Loan Party, or any other matter, fact, or occurrence whatsoever;
     (ix) any defense based on any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;
     (x) any defense based on Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;
     (xi) any defense based on any borrowing or any grant of a security interest under § 364 of the Federal Bankruptcy Code;
     (xii) any right of subrogation, contribution, or reimbursement against Borrower, any right to enforce any remedy that Lender has or may in the future have against Borrower, any other right that Lender may now or later acquire against Borrower that arises from the existence or performance of Guarantor’s obligations under this Guaranty or would arise with respect to the Obligations, and any benefit of, and any right to participate in, any security for the Obligations now or in the future held by Lender;
     (xiii) the benefit of any statute of limitations affecting the liability of Guarantor or the enforcement of the Guaranty, including, without limitation, any rights arising under Code of Civil Procedure § 359.5;
     (xiv) any rights to setoffs or counterclaims on Borrower’s or Guarantor’s part; and
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     (xv) to the fullest extent permitted by law, all rights and benefits under Code of Civil Procedure § 580a, purporting to limit the amount of any deficiency judgment that might be recoverable following the occurrence of a trustee’s sale under a deed of trust; Code of Civil Procedure § 580b, stating that no deficiency may be recovered on a real property purchase money obligation; and Code of Civil Procedure § 580d, stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case the real property is sold under the power of sale contained in the deed of trust, if those statutory sections have any application.
     (c) Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things:
     (i) The Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.
     (ii) If Lender forecloses on any real property collateral pledged by Borrower:
     (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
     (B) Lender may collect from the Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from Borrower.
     This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
     Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
     (d) Guarantor agrees that the payment of all sums payable under the Note or any of the other Obligations or any other act that tolls any statute of limitations applicable to the Note or the other Obligations will similarly operate to toll the statute of limitations applicable to Guarantor’s liability. Without limiting the generality of the foregoing or any other provision of this Guaranty, Guarantor expressly waives all benefits that might otherwise be available to Guarantor under Civil Code §§ 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899, and 3433 and Code of Civil Procedure §§ 580a, 580b, 580d, and 726, or similar sections.
     4. Does Not Supersede Other Guaranties. The obligations of Guarantor will be in addition to any obligations of Guarantor under any other guaranties of the Obligations or any obligations of Borrower or any other persons or entities previously given or later to be given to Lender, and this Guaranty will not affect or invalidate any other guaranties. The liability of Guarantor to Lender will at all times be deemed to be the aggregate liability of Guarantor under the terms of this Guaranty and of any other guaranties previously or later given by Guarantor to Lender.
     5. Representations and Warranties. Guarantor represents and warrants as follows:
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     (a) Guarantor has the requisite power and authority to execute and deliver this Guaranty, and thus, even if the guaranty is not enforceable as a contract, it may be enforceable on a theory of equitable estoppel.
     (b) Guarantors are individuals residing in the State of California with the legal capacity to enter into the transactions contemplated by this Guaranty, individually and in their capacities as trustees, and are using their exact names as set forth on page 1 of this Guaranty. Guarantors have not conducted business, filed tax returns, or registered to conduct business under any name other than the aforesaid exact names.
     (c) Validity of Guaranty.
     (i) The execution, delivery, and performance by Guarantor of this Guaranty are within the power of Guarantor, have received all necessary governmental approval, and will not violate any provision of law, any order of any court or agency of government, or any indenture, agreement, or any other instrument to which Guarantor is a party or by which Guarantor or its property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and lapse of time) a default under any indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature on any of its property or assets, except as contemplated by the provisions of the Loan Documents.
     (ii) This Guaranty, when delivered to Lender, will constitute a legal, valid, and binding obligation enforceable against Guarantor in accordance with its terms.
     (c) Financial Statements.
     (i) All financial statements and data that have been given to Lender by Guarantor with respect to Guarantor:
     (A) are complete and correct in all material respects as of the date given;
     (B) accurately present the financial condition of Guarantor on each date as of which and the results of Guarantor’s operations for the periods for which they have been furnished; and
     (C) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered.
     (ii) All balance sheets and the notes that Guarantor furnished to Lender disclose all material liabilities of Guarantor, fixed and contingent, as of their respective dates.
     (iii) There has been no adverse change in the financial condition or operations of Guarantor since:
     (A) the date of the most recent financial statement given to Lender with respect to Guarantor; or
     (B) the date of the financial statement given to Lender immediately prior to the date of this Guaranty, other than changes in the ordinary course of business, none of which have been materially adverse individually or in the aggregate.
     (d) Other Arrangements. Guarantor is not a party to any agreement or instrument materially and adversely affecting Guarantor’s present or proposed business, properties, or assets, or operations or
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conditions (whether financial or otherwise); and Guarantor is not in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions in any agreement or instrument to which Guarantor is a party.
     (e) Other Information. All other reports, papers, and written data and information given to Lender by Guarantor with respect to Guarantor are accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter.
     (f) There is not now pending against or affecting Guarantor, nor to the knowledge of Guarantor is there threatened, any action, suit, or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition or operations of Guarantor.
     (g) Taxes. Guarantor has filed all federal, state, provincial, county, municipal, and other income tax returns required to have been filed by Guarantor and has paid all taxes that have become due pursuant to the returns or pursuant to any assessments received by Guarantor, and Guarantor does not know of any basis for any material additional assessment against it in respect of those taxes.
     (h) Solvency. Immediately prior to and after giving effect to the incurrence of the Guarantor’s obligation under this Guaranty the Guarantor will not be insolvent.
     (i) Maximum Amount of Guaranty. Notwithstanding any contrary provision of any Guaranty, the obligation of each Guarantor under any Guaranty shall be limited to an aggregate amount equal to the maximum amount that would not render such Guarantor’s obligations subject to avoidance as a fraudulent transfer or fraudulent conveyance or any similar term under any applicable state or federal law.
     6. Affirmative Covenants. Guarantor covenants and agrees that, so long as any part of the Indebtedness (defined in the Deed of Trust) remains unpaid, Guarantor will do the following, unless Lender otherwise consents in writing:
     (a) Taxes Affecting Guarantor. File all federal, state, provincial, county, municipal, and other income tax returns required to be filed by it and pay, before they become delinquent, all taxes that become due pursuant to those returns or pursuant to any assessments received by it.
     (b) Compliance with Law. Promptly and faithfully comply with all laws, ordinances, rules, regulations, and requirements, both present and future, of every governmental authority or agency having jurisdiction that may be applicable to it.
     (c) Books and Records. Maintain complete books of accounts and other records reflecting the results of its operations, in a form reasonably satisfactory to Lender, and furnish to Lender any information about the financial condition of Guarantor that Lender reasonably requests, including, but not limited to, the following information, which will be furnished without request:
     (i) annually, not later ninety (90) days after the end of each calendar year,
     (A) a balance sheet of Guarantor as at the close of the fiscal year of Guarantor, and
     (B) statements of income and expense and change in financial condition of Guarantor for the fiscal year (each will set forth in comparable form the corresponding
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figures of the previous period, will be in reasonable detail, and will be certified by the Guarantor), and
     (C) within 30 days of filing with the Internal Revenue Service or other taxing authority, copies of all tax returns, and
     (ii) any other information or data that Lender may reasonably request.
     7. Amendments or Waiver. No amendment or waiver of any provision of this Guaranty or consent to any departure from any provision by Guarantor will be effective unless it is in writing and signed by Lender, and then the waiver or consent will be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on Guarantor will in any case entitle it to any other or further notice or demand in similar or other circumstances.
     8. Notices. Any notice to be given or other document to be delivered by any party to the other or others hereunder, may be delivered in person to an officer of any party, or transmitted via facsimile with receipt confirmed by telephone, or by Federal Express or other similar overnight delivery service, overnight charges prepaid, and addressed to the party for whom intended, as follows:

To Lender:	Umpqua Bank
Attn: Ed Jensen
One Capitol Mall, Suite 600
Sacramento, CA 95814
Facsimile: (916) 556-1570

with a copy to:

Kraft Opich, LLP
7509 Madison Avenue, Suite 111
Citrus Heights, CA 95610
Attention: Martha Evensen Opich
Facsimile: (916) 880-3045

To Guarantor:	Kircher Family Irrevocable Trust
Attention: Stephen C. Kircher
c/o Solar Power, Inc.
1115 Orlando Ave.
Roseville, CA 95661

with a copy to:

Weintraub Genshlea Chediak
400 Capitol Mall, Suite 1100
Sacramento, CA 95816
Attention: David C. Adams
Facsimile: (916) 446-1611
These addresses may be changed from time to time by written notice to the other parties given in the same manner. Any matter served on or sent to Guarantor or Lender in this manner will be deemed sufficiently given for all purposes on the date three (3) days following the date it was deposited in a United States Post Office, except that notices of changes of address will not be effective until actual receipt.
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     9. No Waiver; Remedies. No failure on the part of Lender to exercise and no delay in exercising any right or remedy will operate as a waiver; nor will Lender be estopped to exercise any right or remedy at any future time because of any failure or delay; nor will any single or partial exercise of any right or remedy preclude any other or further exercise or the exercise of any other right or remedy. The remedies provided are cumulative and not exclusive of any remedies provided by law.
     10. Right of Setoff. Lender is authorized at any time and from time to time, without notice to Guarantor (any notice being expressly waived by Guarantor), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Guarantor against any of the obligations of Guarantor now or later existing under this Guaranty irrespective of whether demand was made of Borrower or Guarantor and although such obligations may be contingent or unmatured. Lender agrees promptly to notify Guarantor after any setoff and application, provided that the failure to give notice will not affect the validity of the setoff and application. The rights of Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that Lender may have.
     11. Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and will:
     (a) subject to the provisions of section 2(b), remain in full force and effect until the earlier of (a) release from liability pursuant to Section 1 or (b) payment in full of the indebtedness and the Obligations and all other amounts payable under this Guaranty;
     (b) be binding on Guarantor; and
     (c) inure to the benefit of and be enforceable by Lender and its successors, transferees, and assigns.
     Without limiting the generality of the subsection 11(c), Lender may assign or otherwise transfer the Loan Documents to any other Person (defined in the Deed of Trust), and that other Person will become vested with all the rights granted to Lender.
     12. Independent Investigation. Guarantor hereby acknowledges that Guarantor has undertaken Guarantor’s own independent investigation of the financial condition of Borrower and all other matters pertaining to this Guaranty and further acknowledges that Guarantor is not relying in any manner upon any representation or statement of the Lender with respect thereto. The Guarantor represents and warrants that Guarantor has received and reviewed copies of the Loan Documents and that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Borrower and any other matters pertinent hereto that Guarantor may desire. Guarantor is not relying upon or expecting Lender to furnish to Guarantor any information now or hereafter in Lender’s possession concerning the financial condition of the Borrower or any other matter.
     13. Subordination. Any indebtedness of Borrower now or later held by Guarantor is subordinated to the indebtedness of Borrower to Lender, and any indebtedness of Borrower to Guarantor will, if Lender requests, be collected, enforced, and received by Guarantor as trustee for Lender and be paid over to Lender, but without reducing or limiting in any manner the liability of Guarantor under the other provisions of this Guaranty.
     14. No Duty. Guarantor assumes the responsibility for keeping informed of the financial condition of Borrower and of all other circumstances bearing on the risk of nonpayment of the Obligations, and agrees that Lender will have no duty to advise Guarantor of any information known to Lender regarding any financial condition or circumstances.
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     15. Jury Trial Waiver. Guarantor waives any right to trial by jury with respect to any action or proceeding relating to the Loan, the Loan Documents, this Guaranty or any understandings or prior dealings between the parties.
GUARANTOR AGREES THAT THIS GUARANTY CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CODE OF CIVIL PROCEDURE § 631 AND GUARANTOR DOES CONSTITUTE AND APPOINT LENDER ITS TRUE AND LAWFUL ATTORNEY-IN-FACT (THE APPOINTMENT BEING COUPLED WITH AN INTEREST) AND GUARANTOR DOES AUTHORIZE AND EMPOWER LENDER, IN THE NAME, PLACE, AND STEAD OF GUARANTOR, TO FILE THIS GUARANTY WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.
Initials:                                          [Insert initials of parties].
     16. Judicial Reference Provision.
     (a) In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
     (b) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to the Loan or this Guaranty or any other document, instrument or Guaranty between the undersigned parties (collectively in this Section, the “Bank Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Bank Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).
     (c) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.
     (d) The referee shall be a retired judge or justice selected by mutual written Guaranty of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).
     (e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days
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after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.
     (f) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
     (g) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
     (h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding, which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
     (i) If the enabling legislation, which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
     (j) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THE LOAN OR THIS GUARANTY, OR THE OTHER BANK DOCUMENTS.
Continuing Guaranty
Kircher Trust

Loan No. 68890396
Initials:                                          [Insert initials of guarantor].
     17. Bankruptcy of Borrower. Regardless of any modification, discharge, or extension of the Obligations or any amendment, modification, stay, or cure of Lender’s rights that may occur in any bankruptcy or reorganization case or proceeding concerning Borrower, whether permanent or temporary and whether assented to by Lender, Guarantor agrees that it will be obligated to pay and perform the Obligations and discharge its other obligations in accordance with the terms of the Obligations and the terms of this Guaranty in effect on the date of this Guaranty. Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed all risks of a bankruptcy or reorganization case or proceeding with respect to Borrower. As an example, and not in any way of limitation, a subsequent modification of the Obligations in any reorganization case concerning Borrower will not affect the obligation of Guarantor to perform the Obligations in accordance with their original terms.
     18. Entire Agreement. This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No course of prior dealings between Guarantor and Lender, no usage of the trade, and no parol or extrinsic evidence of any nature will be used or will be relevant to supplement, explain, contradict, or modify the terms or provisions of this Guaranty.
     19. Governing Law. This Guaranty will be governed by and construed in accordance with the laws of California.
     20. Attorneys’ Fees. In the event of any action, proceeding or arbitration arising out of or in connection with this Guaranty, whether or not pursued to judgment, the prevailing party shall be entitled, in addition to all other relief, to recover its costs and reasonable attorneys’ fees, including those incurred in any case, action, proceeding or claim under the Federal Bankruptcy Code or any successor statute. Costs and expenses include attorneys’ fees, legal expenses, expert witness and consulting fees whether or not there is a lawsuit, including attorneys’ fees, costs and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, or post-judgment collection services or proceedings.
     21. Miscellaneous
     (a) Time is of the essence.
     (b) The obligations and promises will be joint and several undertakings of each of the Persons executing this Guaranty, and Lender may proceed against any one or more of those Persons without waiving its right to proceed against any of the others.
     (c) Any married person who signs this instrument expressly agrees that recourse may be had against his or her separate property for all of her or his obligations under this Guaranty.
     (d) If any term, provision, covenant, or condition or any application is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected.
     (e) This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when executed and delivered will be deemed to be an original, and all counterparts taken together will constitute one and the same instrument.
     (f) Section headings in this Guaranty are included for convenience of reference only and do not constitute a part of this Guaranty for any other purpose.
Continuing Guaranty
Kircher Trust

Loan No. 68890396
     (g) Notwithstanding anything to the contrary contained herein or in any other Loan Document, this Guaranty is not secured by any collateral for the Loan, and is and shall remain unsecured.
(Signature begins on the following page)
Continuing Guaranty
Kircher Trust

Loan No. 68890396
     In witness whereof, the undersigned has executed and delivered this Guaranty as of the date first above written.
GUARANTOR:
/s/ Stephen C. Kircher
Stephen C. Kircher, Trustee of the
Kircher Family Revocable Trust